Exhibit 10.1

AMENDMENT TO CONTINGENT RESIDUAL SUPPORT AGREEMENT

This Amendment to Contingent Residual Support Agreement (the “Amendment”) is among ENERGY TRANSFER PARTNERS, L.P., a Delaware limited partnership (“ETP”), AMERIGAS FINANCE LLC, a Delaware limited liability company (“Finance Company”), AMERIGAS FINANCE CORP., a Delaware corporation (“Finance Corp”), AMERIGAS PARTNERS, L.P., a Delaware limited partnership (“AmeriGas”) and, UGI CORPORATION, a Pennsylvania corporation (“UGI”). Finance Company, Finance Corp and AmeriGas may hereinafter be referred to collectively as the “AmeriGas Parties”. ETP, the AmeriGas Parties and UGI may hereinafter be referred to collectively as the “Parties.”

WHEREAS, pursuant to that certain indenture dated January 12, 2012 (the “Indenture”), Finance Company and Finance Corp issued $1.55 billion of senior notes comprised of two tranches consisting of $550 million that mature on May 20, 2020 (the “6.75% Notes”) and $1 billion that mature on May 20, 2022 (the “7.00% Notes”). The 6.75% Notes and the 7.00% Notes are referred to collectively as the “Senior Notes”;

WHEREAS, the Parties entered into that certain Contingent Residual Support Agreement, dated as of January 12, 2012 (the “Agreement”), relating to the contingent residual support (the “Support”) that ETP agreed to provide to Finance Company in furtherance of Finance Company’s loan to AmeriGas of $1.5 billion (the “Initial Supported Debt”) and setting forth, among other things, terms and conditions under which the Initial Supported Debt and the Senior Notes may be refinanced;

WHEREAS, the Parties entered into that certain Amendment to Contingent Residual Support Agreement, dated June 20, 2016, whereby the Parties agreed to terminate their respective obligations under the Agreement relating to the 6.75% Notes in connection with the AmeriGas Parties’ tender and subsequent call of the 6.75% Notes;

WEREAS, AmeriGas and Finance Corp. issued a new series of senior notes that are not subject to the Agreement;

WHEREAS, the AmeriGas Parties now desire to purchase up to $500 million of the outstanding 7.00% Notes as a result of a tender offer for cash (the “Tender Offer”);

WHEREAS, the AmeriGas Parties intend to fund the Tender Offer by using a portion of the proceeds from the issuance by AmeriGas and Finance Corp of a new series of senior notes (“New Notes”); and

WHEREAS, in connection with the issuance of the New Notes, the Parties wish to terminate ETP’s Support with respect to up to $500 million of the 7.00% Notes, and release the Parties from their respective obligations under the Agreement.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Termination. The Parties hereby agree to terminate the respective obligations of the Parties under the Agreement with respect to up to $500 million of the 7.00% Notes that are properly tendered and accepted by the AmeriGas Parties in the Tender Offer.

Section 2. Notice of Completion of Tender Offer. Promptly following the completion of the Tender Offer, the AmeriGas Parties agree to advise ETP of the amount by which the Support is decreased, with such amount expected to be $500 million.

Section 3. New Notes Shall Not be Subject to the Agreement. Each of the Parties hereby acknowledges and agrees that the New Notes shall not be deemed Refinancing Senior Notes under the Agreement and that the respective obligations of the Parties under the Agreement with respect to $500 million of the 7.00% Notes shall not apply to the New Notes.

Section 4. Agreement to Remain in Full Force and Effect. Except as hereby expressly provided, the Agreement, as amended by this Amendment, is in all respects ratified and confirmed, and all of its terms, provisions and conditions shall be and remain in full force and effect as applied to the remaining $450 million of 7.00% Notes subject to the Agreement. For the avoidance of doubt, the Parties agree that no payment is due to ETP under Section 6 of the Agreement in connection with this Amendment or the Tender Offer of the 7.00% Notes.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. Delivery of an executed signature page by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart.

Section 6. Section Headings. Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

Section 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard for the conflicts of laws provisions thereunder.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and effective as of the day and year last written below.

ENERGY TRANSFER PARTNERS, L.P.

By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner

By: /s/ Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer
Date: December 13, 2016

AMERIGAS FINANCE LLC

By: AmeriGas Partners, L.P., its sole member

By: AmeriGas Propane, Inc., its general partner

By: /s/ Hugh J. Gallagher
Name: Hugh J. Gallagher
Title: Vice President – Finance and Chief Financial Officer
Date: December 13, 2016

AMERIGAS FINANCE CORP.

By: /s/ Hugh J. Gallagher
Name: Hugh J. Gallagher
Title: Vice President – Finance and Chief Financial Officer
Date: December 13, 2016

AMERIGAS PARTNERS, L.P.

By: AmeriGas Propane, Inc., its general partner

By: /s/ Hugh J. Gallagher
Name: Hugh J. Gallagher
Title: Vice President – Finance and Chief Financial Officer
Date: December 13, 2016

[Signatures continue on next page]

ACKNOWLEDGED AND AGREED TO BY:

UGI CORPORATION

By: /s/ John L. Walsh
Name: John L. Walsh
Title: President and Chief Executive Officer
Date: December 13, 2016

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